                                                                    Exhibit 23


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement
No. 33-26008 of Sotheby's Holdings, Inc. on Form S-8, Registration Statement No. 33-54057 of Sotheby's Holdings, Inc. on Form S-8, Registration Statement No. 333-02315 of Sotheby's Holdings, Inc. on Form S-8, Registration Statement No. 333-28007 of Sotheby's Holdings, Inc. on Form S-8, Registration Statement No. 333-34621 of Sotheby's Holdings, Inc. on Form S-8, Registration Statement No. 333-34623 of Sotheby's Holdings, Inc. on Form S-8, Registration Statement No. 333-92193 of Sotheby's Holdings, Inc. on Form S-8, Registration Statement No. 333-113647 of Sotheby's Holdings, Inc. on Form S-8, and Registration Statement No. 333-55995 of Sotheby's Holdings, Inc. on Form S-3 of our report dated March 16, 2005, relating to the consolidated financial statements and consolidated financial statement schedule of Sotheby's Holdings, Inc., and management's report on the effectiveness of internal control over financial reporting appearing in Item 8, "Financial Statements and Supplementary Data," in this Annual Report on Form 10-K of Sotheby's Holdings, Inc. for the year ended December 31, 2004.


/s/ DELOITTE & TOUCHE LLP
    ---------------------
    Deloitte & Touche LLP
    New York, New York
    March 16, 2005